EXHIBIT 99.1

ConnectOne Bancorp, Inc. Reports First Quarter 2016 Results; Delivers Solid Operating Performance and Continued Loan Growth

ENGLEWOOD CLIFFS, N.J., April 26, 2016 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq:CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today announced results for the first quarter ended March 31, 2016.  The Company reported first quarter 2016 net income available to common stockholders of $10.4 million, or $0.34 per diluted share, compared with $9.5 million, or $0.31 per diluted share, for the fourth quarter of 2015 and $10.4 million, or $0.34 per diluted share, for the first quarter of 2015.

In addition to the results presented in accordance with generally accepted accounting principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP financial measures including net income available to common stockholders excluding non-core items. ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends, and facilitates comparisons with the performance of peers. Reconciliations of non-GAAP disclosures used in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

First quarter 2016 results reflect the following non-core items, on an after-tax basis: $0.9 million of income resulting from accretion of purchase accounting fair value marks; $0.2 million in additional loan and lease loss provision related to the maturity and extension of acquired portfolio loans; $1.0 million in additional provision associated with the Bank’s New York City taxi medallion loan portfolio; $0.1 million of pension settlement expenses, which had no impact on total stockholders’ equity or book value per share; and $0.1 million in amortization of intangible assets. Excluding noncore items, net income available to common stockholders was $10.9 million, or $0.36 per diluted share, for both the first quarter of 2016 and the sequential fourth quarter of 2015, and $9.9 million, or $0.33 per diluted share, for the first quarter of 2015. (See Supplemental GAAP and non-GAAP Financial Measures for a reconciliation of GAAP earnings and noncore measures for all periods discussed above.)

“We are off to a solid start in 2016,” commented Frank Sorrentino, ConnectOne’s Chairman and CEO.  “We executed on our business plan by delivering continued organic loan growth at attractive yields despite the difficult interest rate and regulatory environment currently weighing on our industry. A substantial portion of our loan portfolio is tied to commercial real estate, and our policies and procedures reflect our proficiency in this area, remaining consistent and compliant with regulatory guidance and scrutiny. While many other banks in our region have pulled back from commercial real estate lending due to concentration or other limitations, we continue to originate new loans across all of our lending units.  As a result, our loan portfolio increased by $165 million from year-end 2015, reflecting an annualized growth rate in excess of 20%.  Return on assets was in excess of 1% and return on tangible equity was in excess of 13% despite an additional $1.5 million of pre-tax reserves set aside for our NYC taxi medallion portfolio.  Operating efficiency was approximately 43%, which was slightly higher for ConnectOne due to seasonal factors and one-time items, yet we remain one of the most efficient banks in the nation. Additionally, our Small Business Lending Fund (“SBLF”) preferred stock issued to the U.S. Treasury was repaid during the quarter. Our loan pipeline remains strong, with growth expected to be in the mid- to high-teens as the year progresses.”

Operating Results

Fully taxable equivalent net interest income for the first quarter of 2016 was $32.0 million, an increase of $0.9 million, or 2.8%, from the sequential fourth quarter. This was a result of a 4.1% increase in average interest-earning assets and a one basis-point widening of the net interest rate margin. Included in net interest income was accretion and amortization of purchase accounting adjustments of $1.3 million during the first quarter of 2016 and $1.4 million in the sequential fourth quarter.  Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.31% in the first quarter of 2016, widening by two basis points from the 2015 sequential fourth quarter adjusted net interest margin of 3.29%.  The increase in the adjusted net interest margin in the first quarter of 2016 versus the sequential fourth quarter was attributable to an increase in prepayment fee income, partially offset by a modest increase in funding rates.

Fully taxable equivalent net interest income for the first quarter of 2016 was $32.0 million, an increase of $3.1 million, or 10.7%, from the same quarter of 2015. This was a result of a 17.2% increase in average interest-earning assets due to significant organic loan growth, partially offset by a 23 basis-point contraction of the net interest margin. Included in net interest income was accretion and amortization of purchase accounting adjustments of $1.3 million during the first quarter of 2016 and $1.8 million in the same quarter of 2015.  Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.31% in the first quarter of 2016, 15 basis points lower than the 2015 first quarter adjusted net interest margin of 3.46%. The reduction in the adjusted net interest margin in the first quarter of 2016 versus the same 2015 period was attributable to a decline in yield on loans combined with an increase in overall funding rates.  The decline in loan yields largely reflects the impact of a protracted low interest rate environment, while the increase in the cost of funds was due to the June 30, 2015 issuance of approximately $50 million in subordinated debt, the extension of liability duration in connection with interest rate risk management, and the impact of an increasingly competitive environment for deposit funds.

Noninterest income, excluding net securities gains, totaled $1.2 million in the first quarter of 2016, $1.2 million in the sequential fourth quarter and $1.0 million for the first quarter of 2015. There were no securities sold during the first quarter of 2016. Securities gains were $1.1 million and $0.5 million for the sequential fourth quarter and the first quarter of 2015, respectively.  Noninterest income also includes bank-owned life insurance income, deposit and loan fees, annuities and life insurance commissions, and gains on sales of residential mortgages in the secondary market. In total, noninterest income represents a relatively small portion of the Bank’s total revenue.

Noninterest expenses totaled $14.4 million for the first quarter of 2016, an increase of $0.8 million from $13.6 million for the sequential fourth quarter.  The increase was a result of higher salary and employee benefits expense due to salary increases, higher payroll tax expense, and severance, as well as higher occupancy and equipment expenses including snow removal and several one-time expense items related to leases and service contracts. Noninterest expenses for the first quarter of 2016 increased by $1.7 million from the prior year quarter, largely attributable to a $1.0 million increase in salary and employee benefits, $0.2 million in professional and consulting expense, $0.2 in occupancy and equipment expense, and $0.1 million in data processing, all resulting from increased levels of business and staff resulting from organic growth.

Income tax expense was $4.8 million for the first quarter of 2016, compared to $4.6 million for the sequential fourth quarter and $5.0 million for the first quarter of 2015, resulting in effective tax rates of 31.5%, 32.6% and 32.6% for the first quarter of 2016, sequential fourth quarter and first quarter of 2015, respectively. The effective tax rate for the full year 2016 is currently expected to be approximately 31.5%.

Asset Quality

The provision for loan and lease losses decreased by $2.1 million to $3.0 million in the first quarter of 2016 from $5.1 million in the sequential fourth quarter.  The first quarter of 2016 included $1.5 million in additional specific allocations associated with the Bank’s taxi medallion portfolio, down from $2.5 million added during the sequential fourth quarter.  In addition, the fourth quarter of 2015 provision included a $1.3 million specific allocation related to a former operations center of legacy Union Center National Bank that was repositioned as a lease financing receivable.

The provision for loan and lease losses increased by $1.2 million to $3.0 million in the first quarter of 2016 from $1.8 million in the first quarter of 2015.  The increase was primarily attributable to $1.5 million of specific allocations to the Bank’s taxi medallion portfolio, partially offset by a reduced level of non-Taxi specific allocations.

As of March 31, 2016, loans secured by New York City taxi medallions totaled $103.2 million, of which $99.9 million was current and $1.4 million was past due 30-59 days.  Troubled debt restructurings associated with this portfolio totaled $86.4 million and total nonaccrual loans were $1.9 million.  The net average loan-to-value ratio of the medallion portfolio was approximately 92%, assuming valuations of approximately $775 thousand for corporate medallions and $650 thousand for individual medallions.  These valuations declined from year-end levels of $800 thousand for corporate and $700 thousand for individual.

Nonperforming assets, which includes nonaccrual loans and other real estate owned, were $23.1 million at March 31, 2016, $23.3 million at December 31, 2015, and $15.5 million at March 31, 2015. Nonperforming assets as a percent of total assets were 0.57% at March 31, 2016, 0.58% at December 31, 2015, and 0.44% at March 31, 2015. Annualized net charge-offs were 0.06% for the first quarter 2016, 0.00% for the sequential fourth quarter, and 0.01% in the first quarter of 2015. The allowance for loan and lease losses was $29.1 million, representing 0.89% of loans receivable and 135.5% of nonaccrual loans at March 31, 2016. At December 31, 2015, the allowance was $26.6 million representing 0.86% of loans receivable and 128.1% of nonaccrual loans, and at March 31, 2015, the allowance was $15.9 million representing 0.60% of loans receivable and 109.2% of nonaccrual loans. In purchase accounting, any allowance for loan and lease losses on an acquired loan portfolio is reversed and a credit risk discount is applied directly to the acquired loan balances. In Management’s opinion, a useful non-GAAP metric is the ratio of allowance for loan and lease losses plus the credit risk discount to total loans receivable. This non-GAAP ratio was 1.26% at March 31, 2016, 1.28% at December 31, 2015, and 1.20% at March 31, 2015. (See Supplemental GAAP and non-GAAP Financial Measures).

Selected Balance Sheet Items

At March 31, 2016, the Company’s total assets were $4.1 billion, an increase of $74 million from December 31, 2015. Loans receivable were $3.3 billion, reflecting net loan growth (loan originations less pay-downs and pay-offs) of $165 million from December 31, 2015, primarily attributable to multi-family ($32 million, excluding a $28 million loan reclassified during the current quarter as multi-family from other commercial real estate), commercial and industrial (“C&I”) ($32 million), other commercial real estate ($29 million, excluding the aforementioned reclassification) and construction ($74 million). Management’s current intent is to maintain a multi-family portfolio concentration in the range of 25-30% of total loans, while growing the C&I and construction segments. The growth in loans was funded with increases in deposits, borrowings and subordinated debt.

The Company’s stockholders’ equity was $475 million at March 31, 2016, a decrease of $3 million from December 31, 2015. The decrease in stockholders’ equity was due to the $11.25 million payoff of our SBLF preferred stock, offset by an increase of $8 million in retained earnings and approximately $1 million of equity issuance related to stock-based compensation, including the exercise of options. As of March 31, 2016, the Company’s tangible common equity ratio and tangible book value per share were 8.25% and $10.78, respectively. As of December 31, 2015, the tangible common equity ratio and tangible book value per share were 8.18% and $10.51, respectively. Total goodwill and other intangible assets were $150 million as of March 31, 2016 and December 31, 2015.

About ConnectOne Bancorp, Inc.

ConnectOne is a New Jersey corporation and a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended, and serves as the holding company for ConnectOne Bank ("the Bank"). The Bank is a community-based, full-service New Jersey-chartered commercial bank that was founded in 2005. The Bank operates from its headquarters located at 301 Sylvan Avenue in the Borough of Englewood Cliffs, Bergen County, New Jersey, and through its 20 other banking offices.

For more information visit https://www.ConnectOneBank.com/.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the Securities Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(in thousands, except for share data)
	March 31,	December 31,	March 31,
	2016	2015	2015
	(unaudited)	(audited)	(unaudited)
ASSETS
Cash and due from banks	$34,603	$31,291	$30,127
Interest-bearing deposits with banks	83,656	169,604	58,416
Cash and cash equivalents	118,259	200,895	88,543

Investment securities:
Available-for-sale	191,331	195,770	276,121
Held-to-maturity (fair value of $229,470, $230,558, $240,264)	219,373	224,056	231,720

Loans held for sale	-	-	1,392

Loans receivable	3,263,813	3,099,007	2,640,739
Less: Allowance for loan and lease losses	29,074	26,572	15,933
Net loans receivable	3,234,739	3,072,435	2,624,806

Investment in restricted stock, at cost	31,487	32,612	24,874
Bank premises and equipment, net	22,652	22,333	20,358
Accrued interest receivable	12,604	12,545	11,513
Bank-owned life insurance	79,412	78,801	52,904
Other real estate owned	1,696	2,549	870
Goodwill	145,909	145,909	145,909
Core deposit intangibles	3,691	3,908	4,584
Other assets	29,847	24,096	22,297
Total assets	$4,091,000	$4,015,909	$3,505,891

LIABILITIES
Deposits:
Noninterest-bearing	$614,507	$650,775	$479,652
Interest-bearing	2,278,564	2,140,191	2,016,359
Total deposits	2,893,071	2,790,966	2,496,011
Borrowings	646,501	671,587	525,148
Subordinated debentures (net of $763, $812, $0 in debt issuance costs)	54,392	54,343	5,155
Other liabilities	22,309	21,669	23,383
Total liabilities	3,616,273	3,538,565	3,049,697

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock	-	11,250	11,250
Common stock	374,287	374,287	374,287
Additional paid-in capital	9,324	8,527	7,084
Retained earnings	112,663	104,606	80,526
Treasury stock	(16,717)	(16,717)	(16,717)
Accumulated other comprehensive loss	(4,830)	(4,609)	(236)
Total stockholders' equity	474,727	477,344	456,194
Total liabilities and stockholders' equity	$4,091,000	$4,015,909	$3,505,891

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for per share data)

	Three Months Ended
	3/31/2016	12/31/2015	3/31/2015
Interest income	(unaudited)
Interest and fees on loans	$35,017	$33,686	$29,314
Interest and dividends on investment securities:
Taxable	2,140	2,325	2,910
Tax-exempt	883	884	883
Dividends	352	284	220
Interest on federal funds sold and other short-term investments	134	51	43
Total interest income	38,526	37,230	33,370
Interest expense
Deposits	3,939	3,776	3,025
Borrowings	3,267	2,998	2,053
Total interest expense	7,206	6,774	5,078

Net interest income	31,320	30,456	28,292
Provision for loan and lease losses	3,000	5,055	1,825
Net interest income after provision for loan and lease losses	28,320	25,401	26,467

Noninterest income
Annuities and insurance commissions	40	32	86
Bank-owned life insurance	612	620	386
Net gains on sale of loans held for sale	35	51	114
Deposit, loan and other income	515	522	463
Net gains on sale of investment securities	-	1,138	506
Total noninterest income	1,202	2,363	1,555

Noninterest expenses
Salaries and employee benefits	7,599	7,205	6,628
Occupancy and equipment	2,247	1,802	2,082
FDIC insurance	595	575	560
Professional and consulting	711	906	494
Marketing and advertising	184	213	194
Data processing	1,024	1,017	900
Amortization of core deposit intangible	217	217	241
Other expenses	1,776	1,644	1,532
Total noninterest expenses	14,353	13,579	12,631

Income before income tax expense	15,169	14,185	15,391
Income tax expense	4,778	4,617	5,012
Net income	10,391	9,568	10,379
Less: Preferred stock dividends	22	28	28
Net income available to common stockholders	$10,369	$9,540	$10,351

Earnings per common share:
Basic	$0.35	$0.32	$0.35
Diluted	0.34	0.31	0.34
Weighted average common shares outstanding:
Basic	29,995,870	30,033,062	29,757,316
Diluted	30,257,676	30,310,905	30,149,469
Dividends per common share	$0.075	$0.075	$0.075

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures, provided below is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC.
SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except share data)

	As of
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2016	2015	2015	2015	2015
Selected Financial Data
Total assets	$4,091,000	$4,015,909	$3,837,426	$3,660,057	$3,505,891
Loans receivable
Commercial	601,708	570,116	569,605	568,969	562,931
Commercial real estate-other	1,087,388	1,085,615	1,052,982	987,303	983,265
Commercial real estate-multifamily	940,913	881,081	820,732	764,088	685,045
Commercial construction	402,594	328,838	283,623	220,267	181,056
Residential	231,319	233,690	225,158	224,134	226,645
Consumer	1,851	2,454	3,569	2,454	3,581
Gross loans	3,265,773	3,101,794	2,955,669	2,767,215	2,642,523
Unearned net origination fees	(1,960)	(2,787)	(2,288)	(1,927)	(1,784)
Loans receivable	3,263,813	3,099,007	2,953,381	2,765,288	2,640,739

Securities available for sale	191,331	195,770	224,214	264,098	276,121
Securities held to maturity	219,373	224,056	227,221	232,557	231,720
Goodwill and other intangible assets	149,600	149,817	150,034	150,252	150,493
Deposits
Noninterest bearing	614,507	650,776	586,643	558,388	479,652
Interest bearing	397,829	368,820	334,018	350,321	342,261
Savings	219,865	216,399	220,199	214,244	220,764
Money market	798,203	780,254	743,277	667,675	712,427
Time deposits	862,667	774,717	782,487	778,603	740,907
Total deposits	2,893,071	2,790,966	2,666,624	2,569,231	2,496,011

Borrowings	646,501	671,587	621,674	548,759	525,148
Subordinated debt (net of issuance costs)	54,392	54,343	54,328	55,155	5,155
Total stockholder's equity	474,727	477,344	471,146	463,983	459,194

Quarterly Average Balances
Total assets	4,034,375	3,891,885	3,729,503	3,551,597	3,466,820
Loans receivable
Commercial	585,773	579,512	567,737	555,119	529,801
Commercial real estate (including multi-family)	2,005,872	1,919,263	1,811,745	1,700,399	1,632,050
Commercial construction	361,108	313,223	255,627	200,820	174,664
Residential	236,404	232,022	227,051	230,415	231,624
Consumer	2,670	3,269	3,013	4,137	3,915
Gross loans	3,191,827	3,047,289	2,865,173	2,690,890	2,572,054
Unearned net origination fees	(2,397)	(2,706)	(2,102)	(2,131)	(1,270)
Loans receivable	3,189,430	3,044,583	2,863,071	2,688,759	2,570,784

Securities available for sale	222,776	219,927	260,211	271,168	289,024
Securities held to maturity	194,474	225,875	229,483	233,145	230,215
Goodwill and other intangible assets	149,741	149,959	150,178	150,407	150,650
Deposits
Noninterest bearing	609,312	608,227	560,129	510,369	481,500
Interest bearing	377,696	356,115	352,155	347,068	349,627
Savings	215,491	216,149	220,481	218,845	222,613
Money market	782,757	756,302	710,768	660,481	707,474
Time deposits	807,801	783,068	787,262	748,780	688,989
Total deposits	2,793,057	2,719,861	2,630,795	2,485,543	2,450,203

Borrowings	684,469	621,615	544,774	565,093	534,052
Subordinated debt	55,155	55,155	55,155	5,704	5,155
Total stockholder's equity	482,503	482,620	471,682	464,004	454,221
	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2016	2015	2015	2015	2015
GAAP Earnings Data
Net interest income	31,320	30,456	29,727	28,678	28,292
Provision for loan and lease losses	3,000	5,055	4,175	1,550	1,825
Net interest income after provision for loan and lease losses	28,320	25,401	25,552	27,128	26,467
Noninterest income
Annuity and insurance commissions	40	32	77	46	86
Bank-owned life insurance	612	620	388	388	386
Net gains on sale of loans held for sale	35	51	63	99	114
Deposit, loan and other income	515	522	1,224	458	463
Insurance recovery	-	-	-	2,224	-
Net gains on sale of investment securities	-	1,138	2,067	221	506
Total noninterest income	1,202	2,363	3,819	3,436	1,555
Noninterest expenses
Salaries and employee benefits	7,599	7,205	6,905	6,948	6,628
Occupancy and equipment	2,247	1,802	1,916	1,788	2,082
FDIC insurance	595	575	535	440	560
Professional and consulting	711	906	836	715	494
Marketing and advertising	184	213	247	193	194
Data processing	1,024	1,017	957	829	900
Merger expenses	-	-	-	-	-
Loss on extinguishment of debt	-	-	-	2,397	-
Amortization of core deposit intangible	217	217	217	241	241
Other expenses	1,776	1,644	1,688	1,423	1,532
Total noninterest expenses	14,353	13,579	13,301	14,974	12,631
Income before income tax expense	15,169	14,185	16,070	15,590	15,391
Income tax expense	4,778	4,617	5,228	5,069	5,012
Net income (GAAP)	$10,391	$9,568	$10,842	$10,521	$10,379

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,
	2016	2015	2015	2015	2015
Net income (GAAP)	$10,391	$9,568	$10,842	$10,521	$10,379
Less: preferred dividends	22	28	28	28	28
Net income available to common stockholders (GAAP)	$10,369	$9,540	$10,814	$10,493	$10,351

Reconciliation of GAAP Earnings to Operating Earnings
Net gains on sales of securities	$-	$(1,138)	$(2,067)	$(221)	$(506)
Partial settlements of pension obligation	103	106	168	243	559
Insurance recovery	-	-	-	(2,223)	-
Loss on debt extinguishment	-	-	-	2,397	-
Amortization of intangible assets	217	217	217	241	241
Provision related to maturity and extension of acquired portfolio loans	397	512	590	502	757
Provision related to taxi cab medallion loans	1,487	2,500	2,000	-	-
Provision for pending disposition of Union Center operations bldg.	-	1,304	-	-	-
Accretion of purchase accounting fair value marks	(1,367)	(1,416)	(1,340)	(1,513)	(1,802)
Non-core items	837	2,085	(432)	(574)	(751)
Income tax (expense) benefit	301	751	(156)	(207)	(270)
Non-core items, after taxes (36%)	536	1,334	(276)	(367)	(481)
Core earnings available to common stockholders (non-GAAP)	$10,905	$10,874	$10,538	$10,126	$9,870

Weighted average diluted shares outstanding	30,257,676	30,310,905	30,335,571	30,231,480	30,149,469
Diluted EPS (GAAP)	$0.34	$0.31	$0.36	$0.35	$0.34
Core Diluted EPS (Non-GAAP) (1)	$0.36	$0.36	$0.35	$0.33	$0.33

Return on Assets Measures
Core earnings available to common stockholders (non-GAAP)	$10,905	$10,874	$10,538	$10,126	$9,870
Add: preferred dividends	22	28	28	28	28
Core net income (non-GAAP)	$10,927	$10,902	$10,566	$10,154	$9,898

Average assets	$4,034,375	$3,891,885	$3,729,503	$3,551,597	$3,466,820
Less: average intangible assets	(149,741)	(149,959)	(150,178)	(150,407)	(150,650)
Average tangible assets	$3,884,634	$3,741,926	$3,579,325	$3,401,190	$3,316,170

Return on avg. assets (GAAP)	1.04%	0.98%	1.15%	1.19%	1.21%
Core return on avg. assets (Non-GAAP) (2)	1.09%	1.11%	1.12%	1.15%	1.16%
Return on avg. tangible assets (Non-GAAP) (3)	1.09%	1.03%	1.22%	1.26%	1.29%
Core return on avg. tangible assets (Non-GAAP) (4)	1.13%	1.16%	1.17%	1.20%	1.21%
_______
(1) Represents core earnings available to common stockholders divided by weighted average diluted shares outstanding.
(2) Core net income divided by average assets.
(3) Net income excluding amortization of intangible assets divided by average tangible assets.
(4) Core net income divided by average tangible assets.
	Three Months Ended
(dollars in thousands, except share data)	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2016	2015	2015	2015	2015
Return on Equity Measures
Core earnings available to common stockholders	$10,905	$10,874	$10,538	$10,126	$9,870

Average common equity	$473,849	$467,669	$460,432	$452,754	$442,970
Less: average intangible assets	(149,741)	(149,959)	(150,178)	(150,407)	(150,650)
Average tangible common equity	$324,108	$317,710	$310,254	$302,347	$292,320

Return on avg. common equity (GAAP)	8.80%	8.09%	9.32%	9.30%	9.48%
Core return on avg. common equity (non-GAAP) (5)	9.26%	9.23%	9.08%	8.97%	9.04%
Return on avg. tangible common equity (non-GAAP) (6)	13.03%	12.07%	13.99%	14.11%	14.56%
Core return on avg. tangible common equity (non-GAAP) (7)	13.53%	13.58%	13.47%	13.43%	13.69%

Efficiency Measures
Total noninterest expenses	$14,353	$13,579	$13,301	$14,974	$12,631
Partial settlements of pension obligation	(103)	(106)	(168)	(243)	(559)
Loss on debt extinguishment	-	-	-	(2,397)	-
Charge due to wire fraud	-	-	-	-	-
Foreclosed property expense	(167)	(387)	(121)	(56)	(63)
Amortization of intangible assets and fair value marks	(217)	(217)	(217)	(241)	(241)
Operating non-interest expense	$13,866	$12,869	$12,795	$12,037	$11,768

Net interest income (FTE)	31,985	31,102	30,382	29,316	28,906
Impact of purchase accounting fair value marks	(1,335)	(1,384)	(1,314)	(1,487)	(1,776)
Noninterest income	1,202	2,363	3,819	3,436	1,555
Less: insurance recovery	-	-	-	(2,224)	-
Less: net gains on sales of securities	-	(1,138)	(2,067)	(221)	(506)
Operating revenue	$31,852	$30,943	$30,820	$28,820	$28,179

Operating Efficiency Ratio (non-GAAP) (8)	43.5%	41.6%	41.5%	41.8%	41.8%

Net Interest Margin
Average interest earning assets	$3,728,958	$3,582,408	$3,441,151	$3,266,382	$3,182,894

Net interest income (FTE)	$31,985	$31,102	$30,382	$29,316	$28,906
Impact of purchase accounting fair value marks	(1,335)	(1,384)	(1,314)	(1,487)	(1,776)
Adjusted net interest income	$30,650	$29,718	$29,068	$27,829	$27,130

Net interest margin (GAAP)	3.45%	3.44%	3.50%	3.60%	3.68%
Adjusted net interest margin (non-GAAP) (9)	3.31%	3.29%	3.35%	3.42%	3.46%
_____
(5) Core earnings available to common stockholders divided by average common equity.
(6) Earnings available to common stockholders excluding amortization of intangibles divided by average tangible common equity.
(7) Core earnings available to common stockholders divided by average tangible common equity.
(8) Operating noninterest expense divided by operating revenue.
(9) Adjusted net interest income divided by average interest earning assets.
	As of
(dollars in thousands, except share data)	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2016	2015	2015	2015	2015
Capital Ratios and Book Value per Share
Common equity	$474,727	$466,094	$459,896	$452,732	$444,944
Less: intangible assets	(149,600)	(149,817)	(150,034)	(150,252)	(150,493)
Tangible common equity	$325,127	$316,277	$309,862	$302,480	$294,451

Total assets	$4,091,000	$4,016,721	$3,838,253	$3,660,057	$3,505,891
Less: intangible assets	(149,600)	(149,817)	(150,034)	(150,252)	(150,493)
Tangible assets	$3,941,400	$3,866,904	$3,688,219	$3,509,805	$3,355,398

Common shares outstanding	30,163,078	30,085,663	30,197,789	30,196,731	29,864,602

Common equity ratio (GAAP)	11.60%	11.60%	11.98%	12.37%	12.69%
Tangible common equity ratio (non-GAAP) (10)	8.25%	8.18%	8.40%	8.62%	8.78%

Regulatory capital ratios (Bancorp):
Leverage ratio	8.66%	9.07%	9.26%	9.49%	9.45%
Common equity Tier 1 risk-based ratio	9.05%	9.14%	9.33%	9.63%	9.75%
Risk-based Tier 1 capital ratio	9.19%	9.61%	9.82%	10.14%	10.29%
Risk-based total capital ratio	11.35%	11.77%	11.94%	12.26%	10.82%

Regulatory capital ratios (Bank):
Leverage ratio	9.83%	9.96%	10.22%	10.48%	9.41%
Common equity Tier 1 risk-based ratio	10.44%	10.55%	10.83%	11.19%	10.24%
Risk-based Tier 1 capital ratio	10.44%	10.55%	10.83%	11.19%	10.24%
Risk-based total capital ratio	11.23%	11.31%	11.47%	11.74%	10.77%

Book value per share (GAAP)	$15.74	$15.49	$15.23	$14.99	$14.90
Tangible book value per share (non-GAAP) (11)	10.78	10.51	10.26	10.02	9.86

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,
	2016	2015	2015	2015	2015
NCO Detail by Portfolio
Net loan charge-offs:
Charge-offs	$512	$18	$519	$334	$60
Recoveries	(15)	(2)	(342)	(331)	(8)
Net loan charge-offs	$497	$16	$177	$3	$52
as a % of average total loans (annualized)	0.06%	0.00%	0.02%	0.00%	0.01%

Asset Quality
Nonaccrual loans	$21,450	$20,737	$12,888	$12,145	$14,585
Other real estate owned	1,696	2,549	3,244	1,564	870
Total nonperforming assets	$23,146	$23,286	$16,132	$13,709	$15,455

Performing troubled debt restructurings	$95,122	$85,925	$77,882	$77,927	$1,731
Loans past due 90 days and still accruing	$-	$-	$268	$-	$638

Nonaccrual loans as a % of loans receivable	0.66%	0.67%	0.44%	0.44%	0.55%
Nonperforming assets as a % of total assets	0.57%	0.58%	0.42%	0.37%	0.44%
Allowance for loan losses as a % of nonaccrual loans	135.5%	128.1%	167.1%	143.9%	109.2%

Total loans receivable	$3,263,813	$3,099,007	$2,953,381	$2,765,288	$2,640,739
Less: acquired loans	(824,428)	(866,878)	(923,210)	(1,060,632)	(1,110,859)
Loans receivable, excluding acquired loans	$2,439,385	$2,232,129	$2,030,171	$1,704,656	$1,529,880

Allowance for loan losses	$29,074	$26,572	$21,533	$17,480	$15,933
Accretable credit risk discount on acquired loans	12,101	12,955	13,893	14,331	15,800
Total allowance for loan losses and accretable credit risk discount on acquired loans	$41,175	$39,527	$35,426	$31,811	$31,733

Allowance for loan losses as a % of loans receivable	0.89%	0.86%	0.73%	0.63%	0.60%
Allowance for loan losses as a % of loans receivable, excluding acquired loans	1.19%	1.19%	1.06%	1.03%	1.04%
Allowance for loan losses and accretable credit risk discount on loans as a % of loans receivable	1.26%	1.28%	1.20%	1.15%	1.20%

(10) Tangible common equity divided by tangible assets.
(11) Tangible common equity divided by common shares outstanding at period-end.

CONNECTONE BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(dollars in thousands)
	For the Three Months Ended
	March 31, 2016			December 31, 2015			March 31, 2015
	Average			Average			Average
Interest-earning assets:	Balance	Interest	Rate (7)	Balance	Interest	Rate (7)	Balance	Interest	Rate (7)
Investment securities (1) (2)	$415,481	$3,499	3.39%	$442,135	$3,686	3.31%	$509,931	$4,268	3.39%
Loans receivable (2) (3) (4)	3,189,572	35,206	4.44	3,045,051	33,855	4.41	2,571,552	29,453	4.65
Federal funds sold and interest-
bearing deposits with banks	90,712	134	0.59	65,067	51	0.31	76,138	43	0.23
Restricted investment in bank stock	33,193	352	4.26	30,155	284	3.74	25,273	220	3.54
Total interest-earning assets	3,728,958	39,191	4.23	3,582,408	37,876	4.19	3,182,894	33,984	4.33
Allowance for loan losses	(27,221)			(22,165)			(14,749)
Non-interest earning assets	332,638			331,642			298,675
Total assets	$4,034,375			$3,891,885			$3,466,820

Interest-bearing liabilities:
Money market deposits	$782,757	812	0.42	$756,302	840	0.44	$707,474	722	0.41
Savings deposits	215,491	157	0.29	216,149	152	0.28	222,613	162	0.29
Time deposits	807,801	2,535	1.26	783,068	2,446	1.24	688,989	1,818	1.07
Other interest-bearing deposits	377,696	435	0.46	356,115	338	0.38	349,628	323	0.37
Total interest-bearing deposits	2,183,745	3,939	0.73	2,111,634	3,776	0.71	1,968,704	3,025	0.62

Borrowings	684,469	2,413	1.42	617,024	2,159	1.39	534,052	1,968	1.49
Capital lease obligation	2,874	43	6.02	2,904	44	6.01	2,989	45	6.10
Subordinated debentures (8)	55,155	811	5.91	55,155	795	5.72	5,155	40	3.14
Total interest-bearing liabilities	2,926,243	7,206	0.99	2,786,717	6,774	0.96	2,510,900	5,078	0.82

Demand deposits	609,312			603,611			481,500
Other liabilities	16,317			22,638			20,200
Total noninterest-bearing liabilities	625,629			626,249			501,700
Stockholders' equity	482,503			478,919			454,220
Total liabilities and stockholders' equity	$4,034,375			$3,891,885			$3,466,820

Net interest income (tax equivalent basis)		31,985			31,102			28,906
Net interest spread (5)			3.24%			3.23%			3.51%

Net interest margin (6)			3.45%			3.44%			3.68%

Tax equivalent adjustment		(665)			(646)			(614)
Net interest income		$31,320			$30,456			$28,292

(1) Average balances are calculated on amortized cost.
(2) Interest income is presented on a tax equivalent basis using 35% federal tax rate.
(3) Includes loan fee income.
(4) Loans include non-accrual loans.
(5) Represents difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a tax equivalent basis.
(6) Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.
(7) Rates are annualized.
(8) Amount does not reflect netting of debt issuance costs of $763, $812 and $0 for the three months ended March 31, 2016,
December 31, 2015 and March 31, 2015, respectively.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Christine Marra, MWW
646.215.6888; cmarra@mww.com